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                                                                   EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-16971 of Karrington Health, Inc. on Form S-8 of our report on Karrington Operating Company (a partnership) dated January 24, 1995, appearing in the Annual Report on Form 10-K of Karrington Health, Inc. for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

Columbus, Ohio
March 27, 1997